UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2003 (December 4, 2002)

Availent Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-02252	313-1976670
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2720 Stemmons Freeway, South Tower, Suite 600, Dallas, Texas 75207
(Address of principal executive offices) (Zip Code)

(214) 637-2972
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Availent Financial, Inc., a Delaware corporation, hereby amends its current report on Form 8-K dated December 4, 2002 and filed with the Securities and Exchange Commission on December 19, 2002, by adding Item 5 below.  As used in this report, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Availent” refer to the consolidated operations of Availent Financial, Inc. and its majority-owned limited partnerships and subsidiaries, including Availent Mortgage, Inc., Availent Insurance Agency, Inc., and Availent Commercial Funding, Inc.

Item 5.                                                           Other Events and Regulation FD Disclosure.

BUSINESS

Overview

We process residential mortgage loans originated either directly or through our majority-owned limited partnerships with real estate brokers and their affiliates (collectively, “real estate brokers”).  We underwrite, either directly or through third party private mortgage insurance companies, and fund these loans using a warehouse line of credit and funding programs provided by national mortgage banking companies, and then promptly sell these loans into the secondary capital markets.  We distinguish ourself from traditional mortgage companies by establishing limited partnerships with select real estate brokers and locating our loan officers on-site at the offices of these real estate brokers.  Our business model allows us to “capture” mortgage loan business generated by the homebuying clients of these real estate brokers by providing the convenience of instant access to on-site mortgage loan services, including immediate pre-qualification.  Each of these real estate brokers is selected using volume criteria and quality standards developed by our management.  We originated and closed residential mortgage loans totaling $47.4 million during the twelve months ended December 31, 2002, as compared to loans totaling $9.7 million during the comparable period in 2001.  During the three months ended December 31, 2002, we originated and closed $25.6 million residential mortgage loans.

We recently initiated efforts to establish a property and casualty insurance agency business and intend, during 2003, to extend our business model into the commercial loan brokerage business.  We believe that these businesses represent natural expansions of our existing mortgage operations and expect that our network of real estate brokers and agents and loan officers will provide leads and referrals for our proposed insurance business and commercial loan operations.

Our History

We are a Delaware corporation originally incorporated in 1959 under the name SeaCrest Industries Corporation to conduct real estate and insurance operations and ceased all operations in 1984.  From 1984 until December 2002, we had no business or operations.  In December 2002, we re-commenced operations as a mortgage broker and mortgage banking company after consummating a merger with, and acquiring the business, operations, and assets of, Availent Financial, Inc., a Texas corporation (“Availent Holding”).  The merger was accounted for as a reverse acquisition.  Availent Holding was originally incorporated by co-founders Patrick A. McGeeney and Michael L. Banes and commenced its mortgage operations in February 2001.

The Availent Solution

Real estate brokers and agents are the principal “gatekeepers” to the residential mortgage loan business that frequently establish the initial relationship with homebuyers and often refer homebuyers to mortgage companies to handle their financing needs.  Consequently, mortgage companies often compete on the basis of, and depend upon existing relationships with real estate brokers and agents for, customer referrals.  We believe that our strategy of “partnering” with real estate brokers allows us to provide support and the convenience of immediate accessibility to these gatekeepers and enables us to generate business and capitalize on customer referrals more effectively.  Unlike traditional mortgage companies, we believe we are able to align more closely the goals of the real estate brokers with our goals by establishing the mutually-owned limited partnerships and sharing profits related to the mortgage business with these real estate brokers.  We also believe that shared ownership of these limited partnerships promotes efficiency and cooperation between the real estate brokers and agents and our on-site loan officers.

Availent Mortgage

As a direct-to-consumer residential mortgage loan company we process, originate, close, underwrite, fund, and promptly sell a variety of mortgage loans into the secondary capital markets, including long term and intermediate term mortgages, adjustable and fixed rate mortgages, no closing cost loans, home equity loans, and home equity lines of credit.  Our mortgage loans are principally prime quality loans secured by single-family residences.

Mortgage Broker

As a mortgage broker, we process only the residential mortgage loans that are originated either directly or through our majority-owned limited partnerships with real estate brokers.  We obtain certain information from a prospective borrower and forward this information to a mortgage banker (which, in a majority of cases is our mortgage banking operation), who then underwrites, closes, and funds the related loans.  In our capacity as a mortgage broker, we typically receive borrower-paid compensation as well as mortgage-banker paid premiums on these loans.

Mortgage Banker

As a mortgage banker, we underwrite, either directly or through third party private mortgage insurance companies, and fund residential mortgage loans using our warehouse line of credit and funding programs provided by national mortgage banking companies.  We then promptly sell these loans into the secondary capital markets.

•                  Underwriting.  As an underwriter, we underwrite mortgage loans pursuant to criteria and standards we establish to conform to the underwriting criteria and standards of the ultimate secondary capital market purchasers of these loans, including employment, income, and credit history, property value and characteristics, and available assets criteria and standards.  These criteria and standards allow us to minimize the credit risk associated with these loans and generally require (a) property appraisals that are provided to us by independent third party fee-based appraisers and (b) complete borrower credit history reports that are provided to us by a credit reporting agency affiliated with Countrywide Home Loans.

•                  Quality Control.  We also perform post-funding audits to monitor and evaluate our origination policies and procedures.  In addition, we sample approximately 10% of all mortgage loans closed and subject them to a complete quality control review.  Our management also receives reports on any deficiencies in the randomly sampled mortgage loans.

•                  Funding.  We fund our loans using our warehouse line of credit and funding programs provided by national mortgage banking companies, and then promptly sell the closed loans into the secondary capital markets.  A “warehouse line of credit” is an asset-backed financing vehicle for the interim financing of mortgage loans.  The line of credit is fully collateralized by the underlying first and second trust deed mortgages.  At the time of funding, the warehouse line of credit or the mortgage banking company funding program typically advances approximately 95% to 98% of the value of the mortgage loan (depending on the type of mortgage loan) and we self fund the remaining portion of the loan.  The amount borrowed under the line of credit remains outstanding until the underlying mortgage loan is sold into the secondary capital markets.  Upon the sale of the mortgage loan, the sale proceeds are used to repay the advance on the line of credit and any excess funds will represent repayment of our self funded portion of the loan plus gain on the sale of the mortgage loan.  Our principal sources of mortgage banking income are gains from the sale of mortgage loans, which are derived based on the secondary capital market pricing and borrower-paid fees earned on these loans.  Availent may, in the future, be able to provide mortgage banking services to third party mortgage brokers if we achieve certain net worth and other operational criteria.

•                  No Interest Rate Hedging or Loan Servicing.  Our mortgage operations involve interest rate risks associated with interest rate changes between the time a mortgage loan is originally funded and the time the mortgage loan is subsequently sold.  Although Availent has not established an interest rate hedging program to protect against or minimize these interest rate risks, we may engage in hedging activities as our average loan volumes increase.  However, interest rate hedging strategies are complex and no hedging strategy can completely insulate us from the risks related to interest rate changes.  We do not presently intend to service mortgage loans.

Availent Insurance Agency

We recently initiated efforts to establish a property and casualty insurance agency business.  We anticipate that revenues from our insurance operations would be generated primarily by our network of real estate broker partners and derived primarily from referral commissions and property and casualty insurance policy premiums, including “bundled” home and auto insurance policy premiums.  We expect that any such revenues would represent only a small percentage of our total revenues as compared to the revenues from our mortgage operations.

Availent Commercial Funding

We intend to extend our business model during 2003 into the commercial loan brokerage business primarily to service the commercial loan needs of our real estate brokers and agents.  We expect that any such revenues would represent only a small percentage of our total revenues as compared to the revenues from our mortgage operations.

Offices

Real Estate Broker and Loan Officer Selection Criteria

We believe that the real estate broker and loan officer selection process is critical to the potential success of each of our offices.  Our senior management devotes significant time and resources to business development and the recruitment of prospective real estate brokers and loan officers.  Although many of our existing offices have lower average loan volumes, we target real estate offices generating average annual residential sales volume of at least $80 million.  Various other factors also are considered in the selection process including regional market demographics and developed performance standards. We also employ quality standards to screen prospective licensed real estate brokers on the basis of their reputation, both within the industry and with homebuyers in general.  We utilize general market research, national and regional trade shows, and our existing relationships with real estate brokers and agents, title companies, and loan officers to identify and recruit qualified real estate brokers.  Our on-site loan officer prospects are generally referred to us by the real estate brokers and agents with whom the loan officer would be sharing office space.

Office Development and Office Locations

The office selection and development process typically involves the identification and recruitment of a qualified real estate broker, discussions between our management and the real estate broker regarding an affiliated business arrangement, the formation of a limited partnership and execution of a limited partnership agreement with the real estate broker, and the hiring and training of the on-site loan officers to be located at the offices of the real estate broker.  We retain a majority ownership interest in the limited partnerships of between 51% to 60%.

Although we expect to utilize this office development process and structure in connection with our future offices, we may deviate or modify the selection process and/or ownership structure as warranted by our financial goals and business needs.  For example, we may continue to occasionally locate our on-site loan officers in the offices of real estate brokers without the benefit of a limited partnership agreement.  As of February 14, 2003, we maintained three such offices, including our offices in Dallas, Texas, Tyler, Texas, and Madison, Mississippi.

We have 17 offices in Alabama, California, Indiana, Louisiana, Mississippi, and Texas.  The following table sets forth, as of January 31, 2003, the name, location, month established, and loan volume for the three months ended December 31, 2002 of each of our existing offices:

Office Name and Location	Month Established	Loan Volume For the Three Months Ended December 31, 2002
		(In Dollars) (In Millions)
Availent Mortgage - Dallas Dallas,Texas(1)	February 2001	0.8
Availent Mortgage - Tyler Tyler, Texas(1)	February 2001	0.4
Availent - MINA, Ltd. Shreveport, Louisiana	March 2001	0.5
Availent - Realty Executives of Ft. Bend, Ltd. Sugarland, Texas	June 2001	0.1
Availent - Ameristar, Ltd. Houston, Texas	August 2001	1.1
Availent - Burns & Co., Ltd Baton Rouge, Louisiana	January 2002	3.6
Availent Mortgage - Jackson Madison, Mississippi(1)	January 2002	3.7
Availent - Westmark, Ltd. Lubbock, Texas	March 2002	1.1
Availent - Bennett, Ltd. New Orleans, Louisiana	April 2002	1.0
Availent - H.I. Holdings, Ltd. Hattiesburg, Mississippi	April 2002	0.1
Availent - Orange Beach, Ltd. Orange Beach, Alabama	May 2002	1.3
Availent - Mobile, Ltd Mobile, Alabama	July 2002	1.3
Availent - Platinum, Ltd. Irvine, California	July 2002	9.7
Availent - Metro, Ltd. Arlington, Texas(2)	September 2002	0.0
Availent - Metro, Ltd. Mansfield, Texas	September 2002	0.2
Availent - Beth Wolff, LTD. Houston, Texas(3)	December 2002	0.0
Availent - INDY, LTD. Indianapolis, Indiana(4)	January 2003	0.0

(1)           We do not have a limited partnership agreement in place for this office.  The loan officer(s) at this office is/are employed by Availent Mortgage, Inc., a Texas corporation and a direct, wholly-owned subsidiary of Availent.

(2)           This office was not operational until January 2003 and did not originate any loans during the three months ended December 31, 2002.

(3)           This office was established in December 2002 and did not originate any loans during the three months ended December 31, 2002.

(4)           This office was established in January 2003 and did not originate any loans during the three months ended December 31, 2002.

Competition

The mortgage brokerage and banking industries are extremely fragmented and the barriers to entry have traditionally been very low.  Availent also faces strong competition in the mortgage loan industry, principally from other mortgage companies, commercial banks and, to a lesser degree, credit unions and insurance companies.  Many of our existing and potential competitors are well established and have significantly greater financial, marketing, and other resources than we do.  Many of these competitors already maintain a significant number of offices in the areas in which we conduct our operations.  Increased competition for mortgage loans from other mortgage brokers and bankers may result in a decrease in the volume of mortgage loans originated by Availent.  If we are unable to compete effectively, our business, results of operations, and financial condition could be materially adversely affected.  We also compete with the retail or consumer direct divisions of the large, national mortgage lenders such as Chase Manhattan Mortgage, Countrywide Home Loans, Washington Mutual, and Wells Fargo Mortgage.

Mortgage companies often compete on the basis of, and depend upon existing relationships with real estate brokers and agents for, customer referrals.  We believe that our key competitive advantage is our existing network of real estate brokers who refer customers to us.  We believe that our strategy of partnering with real estate brokers will allow for rapid credit decisions and a streamlined mortgage process.  We also believe that real estate brokers and agents will gain confidence in our solution over time and want to partner with us so that their customers may realize the benefits provided by our products and services.

Government Regulation

Federal, state and local authorities regulate and examine the origination, processing, underwriting, selling and servicing of mortgage loans.  We are licensed as a mortgage banker and/or mortgage  broker, or are otherwise authorized to originate mortgage loans, in all states in which our business activities require us to be licensed.  The mortgage loan business is highly regulated.  In order to offer our mortgage loan services, we must comply with federal and state laws and regulations relating to licensing, advertising, loan disclosures and servicing, rate and fee limits, use of credit reports, notification of action taken on loan applications, privacy, discrimination, unfair and deceptive business practices, payment or receipt of kickbacks, referral fees or unearned fees in connection with the provision of real estate settlement services, and other requirements.  Current laws, and those enacted or interpreted to deal with mortgage loan transactions and other aspects of our business, may be revised or interpreted in ways that adversely affect our  business.  We believe we are in substantial compliance with the laws applicable to our business, and have taken prudent steps to mitigate the risks associated with offering loan services and compliance with these regulations.

In addition, we are an approved mortgage lender by the Department of Housing and Urban Development (“HUD”) and are qualified to originate mortgage loans insured by the Federal Housing Administration (“FHA”) or guaranteed by the Veterans Administration (“VA”).  Among other consequences, the failure to comply with HUD regulations could prevent us from reselling our mortgage loans or prevent our ability to enter into the servicing of mortgage loans should we choose to do so.  Such failure could also result in demands for indemnification or mortgage loan repurchase, certain rights of rescission for mortgage loans, class action law suits, and administrative enforcement actions, any of which could have a material adverse effect on our results of operations and financial condition.

Federal, state and local governmental authorities also regulate Availent’s activities as a lender. The Truth In Lending Act and Regulation Z promulgated thereunder contain certain requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of mortgage loans and credit transactions.  The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, among other restrictions and requirements.  In instances where the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with a name and address of the reporting agency.  The Real Estate Settlement Procedures Act of 1974 (“RESPA”) and the Debt Collection Practices Act also subject us to filing an annual report with HUD.  In addition, RESPA prohibits the payment or receipt of fees for the referral of settlement service business.  This law and related regulations prohibit arrangements that could be deemed to be kick-backs.  Although we believe that we are in substantial compliance with such regulations, the failure to succeed in our RESPA compliance program would have a severe adverse effect on our business.

There can be no assurance that Availent will maintain compliance with these requirements in the future without additional expenses, or that more restrictive local, state, or federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult, more expensive, and/or impossible for us.

Customer Privacy

We believe that the privacy of customer information is important to uphold.  We disclose our information handling practices in a detailed privacy policy, which is provided to our customers before closing.  Our policy is based on industry best practices, fair information practices, and privacy law.

The recently enacted Gramm-Leach-Bliley Act (“GLBA”), among other things:

•                  Restricts  financial  institutions from disclosing nonpublic personal information about a consumer, subject to certain exceptions;

•                  Requires  financial  institutions to disclose their privacy policies and practices with respect to information sharing;

•                  Does not preempt any state law that provides greater protection than provided for in the GLBA; and

•                  Requires that financial  institutions provide a means for consumers to opt out of information sharing with third parties.

Trademarks

Availent is currently developing CloseTrax,™ a proprietary mortgage origination software interface.  CloseTrax,™ is expected to provide a secure website where the prospective borrower and all other involved parties (and only those parties) will be able to track the progress of the loan application and the complex documentation process.  This software will also send notification alerts to all involved parties if any delays or issues arise, ensuring that the closing process progresses in a timely manner.  The system will allow a real estate agent or loan officer to access select information regarding their mortgage loans and review the status of such loans and any open issues related to such loans.  We believe that this program will significantly enhance the efficiency of communications concerning the overall mortgage loan process.

Employees

As of February 14, 2003, we employed 45 total employees, all of whom were full time employees.  As we continue to grow and introduce more products and services, we expect to hire more personnel, particularly in the area of mortgage operations.  None of our employees are represented by a labor union or are the subject of a collective bargaining agreement.  We believe that relations with our employees are good.

Litigation

On January 27, 2003, Darrin Elkins initiated a legal proceeding in the United States District Court for the Western District of Louisiana against Availent Mortgage and a current employee of Availent alleging violations of the Fair Credit Reporting Act and seeking unspecified damages, interest, and legal fees.

We are not aware of any other material pending or contemplated legal proceeding involving claims against Availent or any assets of Availent.  From time to time, we also are subject to various routine litigation and other legal proceedings incidental to the business of Availent.  Our business, financial condition, and operations could be materially adversely affected by an outcome that is adverse to Availent with respect to any such litigation or legal fees or expenses related to investigating, contesting, and defending against the claims related to such litigation (whether or not we are successful in defending against such claims), and the diversion of the time and resources of the management of Availent in connection with such litigation.

Availent hereby amends paragraphs (a) and (b) of “Item 7. Financial Statements and Exhibits” of its current report on Form 8-K dated December 4, 2002 and filed with the Securities and Exchange Commission on December 19, 2002, as follows:

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

1.                                       Audited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the fiscal year ended December 31, 2001

2.                                       Unaudited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the six months ended June 30, 2002 and June 30, 2001

(b)                                 Pro Forma Financial Information.

1.                                       Unaudited pro forma consolidated balance sheet of SeaCrest Industries Corporation, a Delaware corporation, and Availent Financial, Inc., a Texas corporation, and subsidiaries as of June 30, 2002

(c)                                  Exhibits.

Exhibit No.	Description
99.1	Audited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the fiscal year ended December 31, 2001
99.2	Unaudited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the six months ended June 30, 2002 and June 30, 2001
99.3	Unaudited pro forma consolidated balance sheet of SeaCrest Industries Corporation, a Delaware corporation, and Availent Financial, Inc., a Texas corporation, and subsidiaries as of June 30, 2002

Remainder of Page Intentionally Left Blank.
Signature Page(s) to Follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 17, 2003.	Availent Financial, Inc.

		By:	/s/ Woody Conradt
		Name:	Woody Conradt
		Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Audited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the fiscal year ended December 31, 2001
99.2	Unaudited consolidated financial statements of Availent Financial, Inc., a Texas corporation, and subsidiaries for the six months ended June 30, 2002 and June 30, 2001
99.3	Unaudited pro forma consolidated balance sheet of SeaCrest Industries Corporation, a Delaware corporation, and Availent Financial, Inc., a Texas corporation, and subsidiaries as of June 30, 2002